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                  [Letterhead of Gibson, Dunn & Crutcher LLP]
                                                                     Exhibit 5.1



                                August 15, 2001

(650) 849-5300  C 41503-00004

Hall, Kinion & Associates, Inc.
2570 North First Street, Suite 400
San Jose, California 95131

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act") of 395,370 shares of Common Stock, $.001 par value (the "1997 Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan"), and 197,685 shares of Common Stock, $.001 par value (the "IT Shares" and with the 1997 Shares, the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's IT Professional Plan (the "IT Plan" and with the 1997 Plan, the "Plans").

We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, each as amended, the Plans and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plans. Based on the foregoing and in reliance thereon, it is our opinion that (a) the 1997 Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the 1997 Plan and related agreements, and (b) the IT Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the IT Plan and related agreements, will be legally issued, fully paid and non-assessable

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                              Very truly yours,

                              /s/ GIBSON, DUNN & CRUTCHER LLP

                              GIBSON, DUNN & CRUTCHER LLP

LC/SS